Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Power Solutions International, Inc. of our report dated March 11, 2013 relating to our audit of the consolidated financial statements, appearing in the Prospectus in Registration Statement No. 333-188580.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

July 11, 2013